UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): February 29, 2016

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000 72-1229752	1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	1-35747	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, in December 2014, Entergy Arkansas, Inc. (“Entergy Arkansas”), Entergy Gulf States Louisiana, L.L.C. (“Entergy Gulf States Louisiana”) and Entergy Texas, Inc. (“Entergy Texas”) entered into an asset purchase agreement to acquire the Union Power Station from Union Power Partners, L.P. The Union Power Station is a 1,980 MW (summer rating) power generation facility located near El Dorado, Arkansas that consists of four natural gas-fired, combined-cycle turbine power blocks, each rated at 495 MW (summer rating). Entergy Arkansas was obligated to purchase one power block and a 25% undivided ownership interest in certain assets related to the facility. Entergy New Orleans, Inc. succeeded to the obligation of Entergy Texas to acquire one power block and a 25% undivided ownership interest in certain assets related to the facility. As a result of the business combination of Entergy Gulf States Louisiana and Entergy Louisiana, LLC (“Entergy Louisiana”) in October 2015, Entergy Louisiana succeeded to Entergy Gulf States Louisiana’s obligation to purchase two power blocks and a 50% undivided ownership interest in certain assets relating to the facility.

The final regulatory approval needed to complete the transaction was received from the Federal Energy Regulatory Commission on February 29, 2016. Closing of the purchase is expected to be completed as promptly as practicable, subject to satisfaction or waiver of the remaining conditions to closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation Entergy Arkansas, Inc. Entergy Louisiana, LLC Entergy New Orleans, Inc.
By: /s/ Marcus V. Brown Marcus V. Brown Executive Vice President and General Counsel

Dated: March 1, 2016